Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On May 31, 2025, Topgolf Callaway Brands Corp. (the “Company”) completed the previously announced sale of 100% of the outstanding equity interests of Callaway Germany Holdco GmbH, which owns various entities that operate the Jack Wolfskin business (“Jack Wolfskin”), to Anca Holdco GmbH & Co. KG (the “Purchaser”), an indirect wholly-owned subsidiary of ANTA Sports Products Limited, for $290.0 million in cash, net of cash sold and subject to net working capital and other customary adjustments (the “Sale”), pursuant to the terms of a Sale & Purchase Agreement (the “Purchase Agreement”) dated April 10, 2025 by and between the Company and the Purchaser.

The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2025 and the year ended December 31, 2024 are presented to illustrate the Company’s results as if the Sale occurred on January 1, 2024, the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 reflects the Company’s financial position as if the Sale had occurred on March 31, 2025. The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, as amended, and are based upon management’s estimates utilizing the best available information and are subject to the assumptions and adjustments described below and in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. They are not intended to be a complete representation of the Company’s financial position or results of operations had the Sale occurred as of the periods indicated. In addition, the unaudited pro forma condensed consolidated financial statements are provided for illustrative and informational purposes only and are not necessarily indicative of the Company’s future results of operations or financial condition had the Sale been completed on the date assumed. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission on March 3, 2025, and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2025 filed with the Securities and Exchange Commission on May 12, 2025, as well as the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of such reports.

TOPGOLF CALLAWAY BRANDS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2025

(In millions)

	As Reported	Jack Wolfskin Disposal (a)	Transaction Accounting Adjustments	Notes		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$317.0	$(43.9)	$339.5	(b	)	$612.6
Restricted cash	0.7	(0.7)				—
Accounts receivable, net of allowances	389.2	(17.0)				372.2
Inventories	729.2	(75.3)				653.9
Prepaid expenses	68.1	(5.2)				62.9
Other current assets	160.8	(17.5)	5.4	(c	)	148.7

Total current assets	1,665.0	(159.6)	344.9			1,850.3
Property, plant and equipment, net	2,218.1	(11.4)				2,206.7
Operating lease right-of-use assets, net	1,333.2	(64.4)				1,268.8
Trade names and trademarks	1,312.5	(202.3)				1,110.2
Other intangible assets, net	67.5	(13.8)				53.7
Goodwill	620.7	(1.7)				619.0
Other assets, net	476.9	(13.3)				463.6

Total assets	$7,693.9	$(466.5)	$344.9			$7,572.3

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$444.4	$(195.9)	$151.4	(c	)(d)	$399.9
Accrued employee compensation and benefits	114.8	(8.1)	0.3	(d	)	107.0
Asset-based credit facilities	46.7	—				46.7
Operating lease liabilities, short-term	91.8	(15.6)				76.2
Construction advances	18.1	—				18.1
Deferred revenue	95.8	(1.3)				94.5
Other current liabilities	41.2	(5.8)				35.4

Total current liabilities	852.8	(226.7)	151.7			777.8
Long-term debt, net	1,455.4	—				1,455.4
Operating lease liabilities, long-term	1,372.7	(50.1)				1,322.6
Deemed landlord financing obligations	1,210.9	—				1,210.9
Deferred taxes, net	25.8	(23.6)				2.2
Other long-term liabilities	349.7	(2.1)				347.6
Shareholders’ equity:
Preferred stock	—	—				—
Common stock	1.9	—				1.9
Additional paid-in capital	3,022.1	(500.7)				2,521.4
Accumulated deficit	(498.1)	316.5	193.2	(e	)	11.6
Accumulated other comprehensive (loss) income	(62.9)	20.2				(42.7)
Less: Common stock held in treasury, at cost	(36.4)	—				(36.4)

Total shareholders’ equity	2,426.6	(164.0)	193.2			2,455.8

Total liabilities and shareholders’ equity	$7,693.9	$(466.5)	$344.9			$7,572.3

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TOPGOLF CALLAWAY BRANDS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2025

(In millions, except per share data)

	As Reported	Jack Wolfskin Disposal (f)	Transaction Accounting Adjustments	Notes		Pro Forma
Net revenues:
Products	$702.2	$(70.2)	$0.7	(h	)	$632.7
Services	390.1	—	—			390.1

Total net revenues	1,092.3	(70.2)	0.7			1,022.8
Costs and expenses:
Cost of products	385.7	(38.0)	1.1	(h	)(i)	348.8
Cost of services, excluding depreciation and amortization	39.1	—	—			39.1
Other venue expense	321.2	—	—			321.2
Selling, general and administrative expense	257.9	(34.8)	—			223.1
Research and development expense	21.3	(1.4)	—			19.9
Venue pre-opening costs	0.6	—	—			0.6

Total costs and expenses	1,025.8	(74.2)	1.1			952.7

Income (loss) from operations	66.5	4.0	(0.4)			70.1
Interest expense, net	(58.0)	1.1	(1.0)	(h	)	(57.9)
Other income (expense), net	3.1	1.1	(2.2)	(h	)	2.0

Income (loss) before income taxes	11.6	6.2	(3.6)			14.2
Income tax provision (benefit)	9.5	1.0	(0.9)	(j	)	9.6

Net income (loss)	$2.1	$5.2	$(2.7)			$4.6

Earnings per common share:
Basic	$0.01					$0.03
Diluted	$0.01					$0.03
Weighted-average common shares outstanding:
Basic	183.4					183.4
Diluted	183.5					183.5

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TOPGOLF CALLAWAY BRANDS CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the twelve months ended December 31, 2024

(In millions, except per share data)

	As Reported	Jack Wolfskin Disposal (f)	Transaction Accounting Adjustments	Notes		Pro Forma
Net revenues:
Products	$2,447.8	$(348.2)	$1.6	(h	)	$2,101.2
Services	1,791.5	—	—			1,791.5

Total net revenues	4,239.3	(348.2)	1.6			3,892.7
Costs and expenses:
Cost of products	1,401.7	(195.3)	3.4	(h	)(i)	1,209.8
Cost of services, excluding depreciation and amortization	186.7	—	—			186.7
Other venue expense	1,303.5	—	—			1,303.5
Selling, general and administrative expense	1,045.7	(172.7)	(4.7)	(g	)(i)	868.3
Research and development expense	92.1	(8.3)	—			83.8
Goodwill and intangible assets impairment	1,452.0		—			1,452.0
Venue pre-opening costs	14.8	—	—			14.8

Total costs and expenses	5,496.5	(376.3)	(1.3)			5,118.9

(Loss) income from operations	(1,257.2)	28.1	2.9			(1,226.2)
Interest expense, net	(231.2)	5.1	(4.3)	(h	)	(230.4)
Other income (expense), net	15.2	14.4	(7.9)	(h	)	21.7

(Loss) income before income taxes	(1,473.2)	47.6	(9.3)			(1,434.9)
Income tax (benefit) provision	(25.5)	1.5	(1.9)	(j	)	(25.9)

Net (loss) income	$(1,447.7)	$46.1	$(7.4)			$(1,409.0)

Loss per common share:
Basic	$(7.88)					$(7.67)
Diluted	$(7.88)					$(7.67)
Weighted-average common shares outstanding:
Basic	183.7					183.7
Diluted	183.7					183.7

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TOPGOLF CALLAWAY BRANDS CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2025 and unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2025 have been derived from the unaudited consolidated financial statements of the Company for the quarterly period then ended. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2024 has been derived from the audited consolidated financial statements of the Company for the year then ended.

The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflects estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Amounts in the Jack Wolfskin disposal column in the unaudited pro forma condensed consolidated financial statements were derived from the Company’s underlying financial records for the periods presented. The transaction accounting adjustments reflect the impact of events that are directly attributable to the Sale, are factually supportable, and with respect to the condensed consolidated statements of operations, are expected to have a continuing impact on the Company.

Note 2. Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements include the following pro forma adjustments:

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Adjustments represent the elimination of assets and liabilities attributable to Jack Wolfskin.

(b)

Reflects an aggregate of $339.5 million of estimated cash consideration (including cash sold and after taking into account certain net working capital and other customary adjustments made at closing) received from the Purchaser for the sale of the Jack Wolfskin business. No adjustment has been made to the sale proceeds to give effect to any potential post-closing net working capital adjustments under the terms of the Purchase Agreement.

(c)

Balance sheet adjustments primarily relating to the reversal of eliminations including $150.1 million in accounts payable and accrued expenses associated with intercompany transactions with Jack Wolfskin.

(d)

Reflects the balance sheet adjustments related to non-recurring expenses described in note (g), including $1.3 million in accounts payable and accrued expenses and $0.3 million in accrued employee compensation and benefits.

(e)	Adjustments reflect the effect of adjustments described in notes (b) through (d) on shareholders’ equity.

Unaudited Pro Forma Condensed Consolidated Statements of Operation

(f)	Adjustments reflect the elimination of revenues, costs and expenses, and the net loss of Jack Wolfskin.

(g)	Reflects adjustments for the following non-recurring expenses directly associated with the Sale:

•	Employee retention bonuses of $0.3 million in selling, general and administrative expenses that the Company expects to incur within 12 months subsequent to the closing of the Sale.

•

An estimated $1.3 million of legal and advisory fees in selling, general and administrative expenses incurred subsequent to March 31, 2025 and through the closing of the Sale. The Company’s historical condensed consolidated statement of operations for the three months ended March 31, 2025 includes $0.7 million of non-recurring legal and advisory fees.

(h)	Income statement adjustments to reverse intercompany eliminations are as follows:

($ in millions)	Three months ended March 31, 2025	Year ended December 31, 2024
Net revenues: products	$0.7	$1.6
Cost of products	$0.7	$1.6
Interest expense	$(1.0)	$(4.3)
Other income (expense)	$(2.2)	$(7.9)

(i)

In connection with the Sale, the Company and the Purchaser entered into a transition services agreement whereby the Company and the Purchaser will each provide certain post-closing services to each other on a transitional basis for a period of six to 18 months following the closing of the Sale. The pro forma adjustments reflect costs that can be reasonably estimated as of the filing date.

Adjustments for the twelve months ended December 31, 2024 reflect the following:

•	$6.3 million in selling, general and administrative expense of cost recoveries associated with IT services.

•	$1.8 million in cost of products for warehousing and embroidery costs, net of cost recoveries associated with inventory sourcing services.

Adjustments for the three months ended March 31, 2025 reflect $0.4 million in cost of products for warehousing costs.

(j)

Adjustment reflects the estimated income tax impact of the pro forma transaction accounting adjustments at the applicable statutory income tax rates in effect within the respective tax jurisdictions during the periods presented. In addition, due to the effects of valuation allowances on certain deferred tax assets, the Company also considered and applied such impacts in addition to the statutory tax rates where appropriate.